Exhibit 99.2
Final Transcript
     Conference Call Transcript
     SFNT — Q4 2005 SafeNet Earnings Conference Call
     Event Date/Time: Feb. 02. 2006 / 5:00PM ET

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
CORPORATE PARTICIPANTS
Greg Lamb
SafeNet — Director, IR
Tony Caputo
SafeNet — Chairman, CEO
Carole Argo
SafeNet — President, COO
Ken Mueller
SafeNet — CFO
CONFERENCE CALL PARTICIPANTS
Phil Winslow
Credit Suisse First Boston — Analyst
Richard Chester (ph)
Weis Peg — Analyst
Peter Cooper (ph)
Morgan Stanley Dean Witter — Analyst
Sean Jackson
Avondale Partners — Analyst
Eric Suppiger
Pacific Growth Equities — Analyst
Chris Povis (ph)
Morgan Keegan — Analyst
Craig Nankervis
First Analysis Securities — Analyst
PRESENTATION

Operator
Good day, ladies and gentlemen, and welcome to the fourth quarter and year end 2005 SafeNet earnings call. My name is Shanika, and I will be your coordinator for today. [OPERATOR INSTRUCTIONS] I would now like to turn the call over to Mr. Greg Lamb, Director of Investor Relations. Please proceed, sir.

Greg Lamb — SafeNet — Director, IR
Thank you. Good afternoon, everyone. I’m Greg Lamb, Director of Investor Relations for SafeNet. Before we begin our call I’d like to advise you that various remarks will be made about future expectations, plans, and prospects for the Company consisting of forward-looking statements for the purposes of the Safe Harbor provision under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors including those discussed in the Company’s Form 10-K for the year ended December 31, 2004. With that, I’ll turn the call over now to Tony Caputo, our CEO.

Tony Caputo — SafeNet — Chairman, CEO
Good afternoon, everyone. Welcome to the call. And before we start, on behalf of all of us here, we’d like to take a moment and apologize for the delay in starting today. The distribution of our press release was delayed, and we decided to wait until the press release was out. It is now out. And today we announced SafeNet’s fourth quarter and full-year financial results.

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
Fourth quarter revenue grew year-over-year by 21% to $71. million. While non-GAAP earnings per share set a new record at $0.45 per share, with GAAP earnings rising to $0.28 per share. Operating income for adjusted — on an adjusted basis was also very strong at 21% of revenue. And while our quarterly performance was indeed strong, it did not meet our high expectations.
At $77.1 million, revenue was slightly below our guidance range due to two factors. First, in the U.S. government, while our top-secret government business performed marvelously in the fourth quarter, with revenue up 41% year-over-year to 35.6 million, the rest of our government business where we sell commercial-grade products, primarily to civilian government agencies, was dramatically impacted by Congress’ inability to pass a new federal budget until the end of Q4. This lack of federal budget approval cost us approximately $5 million in delayed revenue in the fourth quarter and was the major difference between our slight miss in revenue guidance and what would have been a significant overachievement in guidance. Secondly, over the last several weeks, we and our auditors have looked closely at revenue recognition policies and as a result, we jointly have agreed to delay revenue recognition on approximately $1 million in very high margin revenue from Q4 2005. This revenue will be recognized ratably throughout 2006.
Now, during the quarter, we worked to replace lost revenue with above planned performance coming from our international business areas as well as our top-secret government business. Each of these areas enjoyed very strong growth. In Q4, the Asia Pacific region grew by 76%, while the Europe and Middle East region grew by 42%, and as I mentioned before, the top-secret government business grew by 41%. However, at the end of the day, the Company’s total revenue from these high margin business lines was below our expectations because of the shortfall in civilian government.
Over the past several quarters, we have been conscious of and have communicated about the need to improve gross margin and have been working toward achievement of that goal. In Q4, overall reported gross margin increased by approximately 1%. All of our lines of business, including OEM, rights management, borderless and high-speed communications, and the top-secret business, enjoyed gross margin improvement in the quarter. The smallest increase was 2% in our rights management business, and the largest was 6% in our borderless and high-speed communications business segment. Shortly, Ken Mueller will provide specific information about the margins for each of our product lines later in this call.
Now the reason that these very significant individual product line gross margin increases did not result in a larger increase in overall gross margin is related to product mix. In effect, the federal budget related shortfall in our civilian government business was in the area of our high margin borderless and high-speed communications product line. This revenue was essentially replaced by additional revenue from our top-secret business, which, while very profitable, carries a lower gross margin than our commercial lines. Therefore, as we look forward to a mix shift because to stronger contributions from our higher margin products in 2006, we are optimistic about the ability to maintain and improve margins in the future.
Looking now at full-year 2005, we see that three of our lines of business had excellent performance. Our rights management business grew by 22% in 2005, from 37 million in 2004 to slightly more than 55 million in 2005. Our OEM business grew by 11% and contributed strong operating profits, and our top-secret business, which we expected to be flat for the year, grew by slightly more than 8% to 106 million and had as highlights the KIV-7M contract at $150 million, successful market introduction and certification of that product, and 18 million of KIV-7M fourth quarter revenue leading to a record quarterly revenue for that business of 36 million along with record margin and operating profits of 28% in the quarter. Obviously these teams have performed marvelously.
In our commercial lines of business, high-speed and borderless, we had mixed results. In these areas we are both bullish about the future but also believe that we can and must improve market share and operating results. As a group, borderless and high-speed grew 12% year-over-year. Our solutions for identity protection and authentication, which we refer to as our borderless business, grew to 38 million, or 31% year-over-year. Conversely, our high-speed business line was flat year-over-year, due to a difficult comparison with a very strong fourth quarter of 2004 where we won a large contract with the U.S. Government.
We believe that both these businesses going forward have high-growth capability as we’ve seen in the full-year financial results of the borderless business line, and in high-speed, where our SONET Encryptor line generated approximately $22 million in revenue in its first five quarters on the market. In fact, we believe so strongly in these businesses that we have now created separate business units for each area, with a general manager, appropriate engineering, marketing, and support staff in order to provide additional resources and focus in these high-growth opportunities. Therefore, in 2006, we will report financial results for borderless and high-speed communications separately, in addition to our other three lines of business.

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
With the approval of the new government budget, which is now signed and in effect, we expect to get back to our previous revenue expectations in the civilian government area. We also expect continued strong growth in our top secret government business which, as will you hear from Carole and Ken shortly, is performing excellently. We are particularly upbeat in this area since specific budgets have been approved for purchase of our new KIV-7M product. However, as we look forward to the rest of 2006, we are mindful that the political season will be upon us in the fall, potentially leading to more budget delays. As a result, we are today reducing our guidance in order to be conservative in what is less than a clear picture for federal spending. Our new revenue guidance has a midpoint of $300 million, which is a 14% increase year-over-year, and we expect adjusted EPS to rise to a midpoint of $1.70, an increase of 28% year-over-year.
In closing, let me say that we remain positive, very positive, about the prospects for all of our lines of business. In 2005, we were able to successfully integrate new acquisitions while growing our core business. We believe that 2006 will be a watershed year for security as new government and industry regulations for security and the protections of identities and assets begin to become law. This year we will be introducing new products in each of business lines that will continue our leadership in the areas of network encryption, identity theft, digital rights management, and embedded security solutions. We will continue to consider small but important acquisitions whereby we continue to enhance the breadth of our offerings but do so in a positive, accretive manner.
Thank you. And I’d now like to turn the call over to our President and COO, Carole Argo.

Carole Argo — SafeNet — President, COO
Thank you, Tony. Today, I’d like to be able to discuss the different business unit areas that Tony talked about. Right now we’re going to be breaking out between five business areas: High-speed, borderless, OEM, rights management, and our top-secret classified. I’ll talk about their performance. He’s highlighted a lot of them. The trends, give you guidance of where we see the businesses going in 2006, then I’ll also highlight some key wins that we had.
But let me just summarize quickly. We had during the quarter strong double-digit growth in all of our geographies with the exception of our civilian government area as we expected. In addition to that, all of our product lines had strong growth both for the quarter and year-over-year with the exception of our high-speed communication lines. Let me highlight the performance.
So let’s first start with the high-speed communications. That’s an area that had a decline for the quarter and also was flat for the year. In that business line, we have our products like SONET Encryptors, our IPSec high-speed VPN products, and as Tony pointed out, the SONET product line which we introduced at the end of last year to date has done over $22 million in revenue. Now, the primary customer for that has been the Federal Government. As you know, the Federal Government is generally an early adopted technology, and that has been where our primary customer has been. The orders have been large. They’re usually significant deployments, and although—we strive to be able to make sure that all of our product areas are growing sequentially every quarter, when you’re large deal driven, you’re not going to have every one of your business areas growing sequentially when they’re large deal driven.
But on the positive side of the business that we saw during the fourth quarter, is that although primarily most of the revenue has been from the Federal Government, we’re really starting to see our commercial markets adopt the SONET product, and we saw strong customer interest, and in the past two — in the past quarter we won two significant deals. One of them being from First Data Corporation to be able to protect their critical customer data, back at their data centers, and also we were successful penetrating some non Federal Governments, the Romanian Government, for example. So we have a— we’re starting to see definitely some commercial interest in the SONET product and we expect that trend to continue in 2006. We won a tender for a very large major financial institution that will start deploying our SONET product over the first half of 2006. And in addition to that, we see strong pipeline not only in — again, major financial institutions or major global financials, but also state governments.
As you know that we’re one of two — you may know that we’re one of two companies that are capable of making and selling SONET Encryption products in an enterprise space. We’re finding the sales cycle to be a bit longer because we’re having to educate the customers, but we’ve been doing that all of 2005 and we’re starting to see that pay off. We’ll continue to focus in this business unit on network encryption and will introduce our newest encryptor in the ethernet networks in earlier part of this year. Ethernet, as you may know, is seeing wide adoption as a transfer technology because it mirrors the local area network structure of modern enterprise computing.
We believe this product has outstanding potential to protect enterprise ethernet services which today are offered by every telecommunications carrier. It’s projected to be a multi-billion-dollar transport business within five years. So if you look at adoption — we expect to continue selling the SONET product into the Federal Government, adoption by commercial markets where we’re starting to see, and then with the launch of a very exciting product, our ethernet encryptor, we expect to see in 2006 our high-speed communication business grow approximately 10%.

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
Now, if we move to the borderless security group, stellar performance for that group, 23% growth in the quarter, 31% growth year-over-year, and these products are great because as everybody knows, protecting of identities, identity theft, all the significant legislation and corporate reforms on the horizon leaves SafeNet extremely well positioned to benefit for the trends in the market. During this year, we had key wins at the Federal Reserve bank where we’re securing all their wire transfers to every U.S. bank, every member bank is using a SafeNet token. At Johnson & Johnson, major pharmaceutical, we’re authenticating all access by employees and soon we will be authenticating their partners as well.
At the Social Security with our identity access server we’re building identity based access portal for the network so again so employees and other authorized individuals can securely access information on their network. This year at the state department we were securing network access by their employees through biometric smart cards. This happens to be the largest biometric deployment in the government. We released that — with the [Gwanza] railroad group which has about 17 million users, they’re using SafeNet tokens for authentication for purchasing tickets online.
So, we’re going to have more wins like this, and it will keep continuing, because we’re seeing continuing need to be able to protect identities and we’ve talked about U.S. Government beginning its Homeland Security presidential directive of HSPD-12, where there’ll be 2.7 million smart cards and management systems will be needed for them. So, we deploy to all federal workers over the next three years. Also, the FDC is mandating that all U.S. banks must deploy strong authentication devices to the customers, clients for online banking. So all these trends, and what we see Congress doing is hopefully moving to pass laws and this bodes well for this line of business. So we expect because of the trends that we’ll continue—the momentum will continue in 2006 and we’re projecting strong growth for this business line in 2006; somewhere around 15% is what we’re projecting in 2006.
OEMs. This is a business that grew 40% quarter over quarter for the full year, grew 11%. This is a business that last year was down for us. So we’re very excited. We’ve focused this business under Hank Pruim, our General Manager, at the end of last year, and we’ve seen significant improvement in this business. We’re moving into new market areas: office automation, securing voice over IP, and also we moved into a new area that allows where our chip technology and IP technology will allow different governments to be able to program their own security algorithms to be able to protect national security, whatever government is using it.
We had key wins in the group. We sold tool kits to Lucent to be able to provide—and secure their third-generation wireless network. We licensed our IP packet [inchent] to MP Sierra for its processor to secure both networking, printing, and storage applications, tool kit wins with NEC. We had significant wins in the business unit. Also, we all saw during the fourth quarter that we actually had our largest TI royalty since we’ve had the TI relationship. So pleased to see a significant growth in that area. And if you look at the OEM business, I mean, this is a business that is a lot of IP licenses and royalties on significant part of that business is recurring because of the royalties that we received on IP license deals as well as tool kits, and we expect to see great outlook in that business and we expect that business to grow between 10 and 15% next year.
Rights management. Outstanding year for—during the quarter and during the year. 38% quarter over quarter, 28% year-over-year, finished at 55 million as Tony talked about, finished the quarter with $60 million in revenue, one of our top performing quarters since we’ve — we really took the business over from rainbow, and if we’re seeing it, what they’ve done is they’ve created terrific strategy called — that is based on a rights management platform, and it’s called Unified Software Protection. In our Unified Software Protection offering we combine hardware and software protection products with our media century piracy detection and interdiction services, and it provides any customer or potential customer a real time view who is pirating their software, how that pirating is taking place, and then we’re able to provide hardware and software products to be able to protect that software and mitigate its theft.
So clearly revolutionary offering in the rights management area, and we have great responses. We were able to secure two very large wins as a result of coming out with our unified software protection offering. One of those is securing major six-figure deal from Ross systems. As you know, we announced that we also were able to penetrate key competitors account, Hong Wong, one of our competitor’s largest customers in China has moved over to SafeNet, and our digital rights management business has—in this quarter was chosen by British telecom to protect Europe’s first mobile TV application and this will be deployed by Virgin Mobile. So it’s one of our larger wins. It’s very exciting for this year and implies great things to come for the future of our DRM products. So now looking — because of what we’re seeing, the adoption of our unified software protection offering— we feel very bullish about this business and we expect in 2006 we’ll have revenue growth between 10 and 15%.
What more can I say about our top-secret or classified business, that we haven’t already said? Just outstanding performance. Strategically being able to secure and launch the first crypto mod, linking crypto product, the KIV-7M and being able to take that product and secure with it 150 million IDIQ contracts. Terrific performance. We have great performance also in the satellite encrypto product. And because of the demand that we’re seeing for the KIV-7M more in the government, and because of also the demand we’re seeing in the satellite business, that’s a business that we will continue to see just based on the product we have so far. And, as you know we’ve talked about the strategy of being able to come out with a series of products based on the KIV-7, which will be the KIV-7MIP which will be the crypto modover—modern or IP networks, which we

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
expect to have sometime in 2006, but not even including those product we expect to have 15% growth on our top-secret line of business which represents approximately 40% of SafeNet’s overall revenue.
So in summary we’ve got great momentum in all of our lines of business moving into 2006. We’re very excited about the opportunities as we look ahead. We’ve got great strength and one of the strengths that we have in the Company is our diversity and breadth of our offering. And we will continue to make inroads improving the gross margins in our business, but overall, we believe that we are setting out conservative trends for 2006 in our forecasting and we have a very bullish outlook for 2006. So those are the highlights.
Now I’d like to move over to Ken Mueller who will outline more of the financial details.

Ken Mueller — SafeNet — CFO
Okay. Thank you, Carole. We’re short of our EPS performance expectation but as Tony has already described, most of it was centered around one isolated area in the Federal Government, nonclassified. Overall, we continue to be very encouraged with our strong revenue growth during this quarter; on a pro forma basis we grew 15%. That includes rainbow for the entire year of ‘04 and that will be included in all the numbers that I talk about and 12% for the year. For the current forecast, we expect our government classified business to pick up momentum in ‘06 now that the new KIV-7 products are out. That coupled with our continued growth, which has been very good this year in the other parts of the business, we believe that ‘06 should be another strong double-digit revenue growth year.
In addition, we did make improvements in gross margin in ‘04—in Q4, which we were really focused on as a Company, and I’ll go through in that more detail in the gross margin section. Our classified business improved, but more importantly our nonclassified business improved 4% from a gross margin perspective, which was a very nice improvement. However, it was still a couple points short of where we wanted to be from an improvement perspective.
We’re also continuing to focus on EPS. We know that we want to get that up for ‘06. The entire management team is dedicated to making that happen, and as Tony indicated, our goal is to grow approximately 30% EPS in ‘06.
So we’ve talked about some of the revenue numbers. I’ll just highlight them again in case you didn’t pick them up. For Q4, we increased 15% to 77.1 million. Year to date up 12%. And if we go through each one of the parts of the business: rights management overall for the year was up about 38% for the quarter, and 22% for the year. OEM was up 45% in the quarter, 11% for the year. Government classified up 40% in the quarter, 8% for the year. As Tony mentioned, we’re also starting now, going to break out our two businesses that were combined under borderless and communications, so they can give you a better flavor of how those businesses are performing, and as indicated we have two new general managers over that area. The borderless business increased 23% in the quarter, 31% year to date. The communication business was flat for the year.
On a gross margin perspective, would we want to do, because we know it’s been somewhat confusing to have the classified gross margin mixed in with the nonclassified business. So to try to give you better color we’re going to start to break that out for you on the call so that you can better model that. So, as Tony said, the margins improved from about 51 to 53% overall, but it’s really more significant than that because in Q3, our nonclassified business gross margin was about 69% and during Q4 it was almost 74%. So it actually improved quite a bit, and that’s the area we’ve been focused on. I think if you look at our competitors around the mid-70 range is where most of them are at and our aspiration is to get back to that range.
As Carole also indicate we’re not going to plan on that our guidance going forward. We’re going to just utilize this trend until such time as we perform that as a Company. We want to make sure that we have conservative goals that we can hit.
So from a perspective of the classified business, that margin also improved from about 25 to 28% Q3 to Q4. And the reason it doesn’t look as apparent in the total gross margin is because our classified percent of revenue was 39% in Q3 and it was up to 46% in Q4. That’s why the average appears to only be up 2% versus closer to the 4% improvement in the nonclassified business. You’ll see more of that improvement take form in ‘06 as we expect more of the classified business to be on average about 40% of revenue versus the 46% we had in Q4.
Turning to operating expenses, we ended at about 25 million just up slightly from Q3 of 24.3. We’ve continued to have very tight expense controls in place. We’ve focused on that all year and we’re not going to let up on that throughout ‘06. We want to really control our expenses. We don’t expect to increase expenses probably 3 to 5% over the whole ‘06 period. From a headcount perspective with Eracom acquisition we’re up to around 1,000 employees. From a total charge perspective, we ended with integration and nonrecurring costs of about 1.8 million. This was related

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
to 1.3 million of employee related and 0.3 of facilities. And a 200,000 of legal expense. This is pretty much in line with what we talked about in the last call in that we had about $1 million as expected, and then we had about 800,000 related to the Eracom acquisition which we didn’t know when we did our last call, so that’s actually right in line with what we had talked about.
From a DSO perspective, our DSOs were up versus Q3, but seasonality-wise it’s pretty much as expected because you get so many large orders in Q4. Our DSOs went up from 68 days to 81 days in Q4. As a comparison from last year, we went from 66 days to 80 days in Q4, so it’s pretty much in line with more seasonality. Our overall goal continues to be, on average, to be around the 60, 65 days, and we continue to try to focus on that but does it vacillate up and down.
From a cash and short-term investment perspective, we started the quarter about 163 million. Cash from operations was approximately 6 million. We used about $23 million in Eracom purchase. We received $1.3 million from a French building that we had sold, and then from a financing perspective we issued $250 million in debt. We bought back 50 million in stocks, so netted about 200 million less costs. Net-net with some other miscellaneous items we were at about 342 million in where we ended up.
Looking at ‘06 guidance, our guidance is for the full year, 290 to 310 million of revenue, just down slightly from their last guidance we gave. EPS range is $1.50 to $1.95. For Q1, our revenue guidance is 65 to 69 million, $0.29 to $0.37. Expected gross margin is about 55%. As I mentioned, that’s approximately 40% of government classified, 60% nonclassified, and it’s averaging about 28% gross margin for classified and 73% for nonclassified. That’s how you end up mathematically at 55%, which is very consistent with where we ended Q4. So from a guidance perspective, that pretty much wraps it up.
I’d like to turn it back over to Tony for any further comments.

Tony Caputo — SafeNet — Chairman, CEO
No, I think at this point in time we’d like to ask our operator to rejoin us so that we can answer any questions that you may have. Operator?

Operator
Thank you. [OPERATOR INSTRUCTIONS] Our first question comes from the line of Phillip Winslow from Credit Suisse. Please proceed.

Phil Winslow — Credit Suisse First Boston — Analyst
Hi, guys. Just got a couple of questions. Just first I guess when you do look at your long-term operating model here, with some of the — sort of the reorganization that you’ve had, call it by product segment, sort of curious what your long-term goal is from an operating margin perspective. Second question, you mentioned a push out of 1 million in high-margin revenue that’s going to be recognizing [radley]. Wondered if you would give some more commentary on that.

Ken Mueller — SafeNet — CFO
Sure, Phil. Our long-term goal is still about 25%, and we believe that over the next couple of years we will be able to achieve that operating margin percent. We’re very focused on that as a Company. The $1 million pushout at the end of the quarter, there’s always some items you go through, and based on revenue recognition policy that we have that’s very stringent, if it doesn’t meet that criteria, sometimes you need to spread them over time, which is what we did. So what Tony related to is if we could have taken those in the quarter we would have actually had another $1 million, and the way it turned out though was spread over the next couple of quarters.

Phil Winslow — Credit Suisse First Boston — Analyst
Thanks.

Tony Caputo — SafeNet — Chairman, CEO

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
I could add to that, the top-secret business is already operating above the target that Ken gave, and as Carole mentioned-— Carole and Ken mentioned, it represents about 40% of our business. So that gives us a great daily of comfort that we will get to the goal that we’re seeking Company-wide. In addition, the OEM and rights management businesses are operating in that general area also.
Commercial businesses, borderless and high-speed encryption, are the areas where we need to improve and this is one of the reasons that we’ve decided to break those units into separate businesses and give them teams of people led by very competent executives who can focus on the business and grow in that area.

Ken Mueller — SafeNet — CFO
Anything else, Phil?

Greg Lamb — SafeNet — Director, IR
Next question.

Operator
Your next question comes from the line of Richard Chester from Weis Peg. Please proceed.

Richard Chester — Weis Peg — Analyst
Thank you very much. Actually you answered the question in your comments.

Greg Lamb — SafeNet — Director, IR
Thank you.

Operator
Your next question comes from the line of Peter Copper from Morgan Stanley. Please proceed.

Peter Cooper — Morgan Stanley Dean Witter — Analyst
They never get the Cooper part right. [Laughter] If we could jump back a little bit guys, revenue recognition issues always a concern here, but it sounds like a small amount of total dollars. Could you give us a little more clarity on that?

Tony Caputo — SafeNet — Chairman, CEO
These were largely licensed deals that when our sales force took the deals, they were under the impression that they would be able to recognize at least the first year revenue up-front, and then when we looked closely at the contracts, we concluded that where the contracts were written the proper revenue recognition was to recognize the revenue ratably. Each of the contracts involved is a three-year contract. Not significantly startling. I think the important point is that when our sales force was booking the revenue, they thought they had deals which would be recognized in Q4, and when our financial management and our auditors looked at it, we quickly agreed that ratable recognition was the right approach.

Peter Cooper — Morgan Stanley Dean Witter — Analyst
Are these kind of new contracts or — not to be fishing too hard on you here. Were any of the contracts under review here that you’re worried about from prior quarters?

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call

Tony Caputo — SafeNet — Chairman, CEO
No, none whatsoever.

Peter Cooper — Morgan Stanley Dean Witter — Analyst
So very isolated?

Tony Caputo — SafeNet — Chairman, CEO
And, in fact, these are new contracts, new customers, for a very exciting product. This is our rights management software product.

Peter Cooper — Morgan Stanley Dean Witter — Analyst
Okay.

Tony Caputo — SafeNet — Chairman, CEO
Which is a new area for our rights management sales force. I think is one of the reasons that this relatively minor event occurred, but to the heart of your question, we do not have revenue recognition problems of any magnitude here at SafeNet. In fact, as part of our work in January, we were sensitive to some questions that we had had from the street about revenue recognition for some of our percentage of completion contracts.
So we went back and looked at those contracts and, in fact what we found is that in the early quarters of revenue production for the contracts in question, the only thing that you could question or criticize, in terms of the accounting, was that it probably was a bit conservative in the early periods of time, and that’s really where we would rather be. Percentage of completion contracts, you always run the risk that the project will take longer, and so if you’ve been aggressive in the early quarters, you could end up having taken too much money — too much revenue early. We, in fact, had been operating — had moved toward the other pole where early in the contract we were being very conservative, then when our development teams performed as per schedule, we had a revenue pickup in the later quarters.

Peter Cooper — Morgan Stanley Dean Witter — Analyst
Okay.

Tony Caputo — SafeNet — Chairman, CEO
So I think it’s all a very good position.

Peter Cooper — Morgan Stanley Dean Witter — Analyst
I appreciate the extra detail there, Tony.

Tony Caputo — SafeNet — Chairman, CEO
Sure.

Peter Cooper — Morgan Stanley Dean Witter — Analyst

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
Now, kind of feeding into that, from that the initial issue, so we’re pushing out a little bit of revenues into ‘06 here but the guidance coming down, you specified that you’re worried about the government choppiness given budgeting and delays and all that other stuff. I certainly can understand that. $300 million at the midpoint, like you said, it’s 14% up side, probably grabbing $2million dollars from Q4 that are going to push into ‘06 year. The bogey is a little bigger by a $2 million more. Are there any sectors in particular we should be watching for for either, like you said, a shortfall delay or actually some acceleration or recovery? Any business lines in particular besides the classified that we can look to to get a barometer on this?

Tony Caputo — SafeNet — Chairman, CEO
Well, I think the classified — first of all, the classified section is in a very strong position relative to government budget. There is, in the new budget already specific amounts of budget dollars, and they’re large, significant amounts, allocated for KIV-7M. We feel very, very good about the top-secret business. Our concern is the sale of commercial grade products to civilian agencies, which is a deferrable expense.
We all listen to the news, and we hear that the government is struggling with debt deficits, and we know that the administration has a tendency to spend more on defense and intelligence and homeland security and less on civilian projects, so that gives us some concern.
In the other areas of our business, I would say that the rights management business is doing terrifically, as is the OEM business. So our sales of product, both those areas sell to technology companies. And we see those markets as quite strong.

Peter Cooper — Morgan Stanley Dean Witter — Analyst
Okay.

Tony Caputo — SafeNet — Chairman, CEO
Just to be complete, as we said in our presentation, we think we have to build more strength in our ability to sell to commercial customers. Those two business areas are borderless and high-speed communications. And that’s an important task for us in 2006.

Peter Cooper — Morgan Stanley Dean Witter — Analyst
Got it. Okay. That should do it. Thanks very much.

Tony Caputo — SafeNet — Chairman, CEO
Thank you.

Operator
Your next question comes from the line of Sean Jackson from Avondale Partners. Please proceed.

Sean Jackson — Avondale Partners — Analyst
Yes. I’m trying to understand the margin situation here, because if you assume that the $5 million amount did get in the fourth quarter that would have put you at the high end your revenue range but still it would have been less than the low end of the EPS range. Just remind us again why that is the case.

Ken Mueller — SafeNet — CFO

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
Well, it’s only because we’re a couple percent short of where we also ended up on gross margin. As I mentioned, we improved about four points on the gross margin of the nonclassified business, but we’re expecting to do a couple points higher than that. So if you added that in, I think you’ll come very close to what the range is.

Sean Jackson — Avondale Partners — Analyst
And what is happening in the nonclassified business that you’re getting this — these lower margins? Is it pricing? What — any color on that?

Ken Mueller — SafeNet — CFO
I mean, you look at our competitors, and they’re probably in the mid—mid to, let’s say 74 to 77% range. We’re at the 73 to 74% range. We want to get a little bit higher but this isn’t like a 10% improvement we need to make, but every two or three percent makes a big difference. So it could be product mix compared to competitors, it could be some other items that we’ve been looking at. We’ve been counting, as we said, on the last couple of calls to improve that, and we did, but still not as much as we wanted to. So that’s why we’ve taken it out of our guidance going forward, so that as long as we hit our current trend, we’ll be fine. And it doesn’t mean we’re still not going to be going full force to improve it but we’re not going to change guidance until we do.

Tony Caputo — SafeNet — Chairman, CEO
The margin issues started in Q2. It also existed in Q3, and we began to work on that issue during that period of time. Let’s say during the summer. The problems were some mix related and also some discounting in certain parts of the world that was greater than we really wanted to be. So we focused very strongly in Q4 and despite the fact that the overall margin only went up 1 or 2%, if you look at each of the product lines, their margins went up very significantly. As I said, the lowest improvement was 2%, and the highest was 6%, which is really very strong.
So we think we’re making very, very strong progress. Mix between top-secret and non-top-secret does affect overall margin because there’s a big difference in gross margins between those two groups. But we made significant progress during the quarter, which, as the mix rights itself with the government civilian area continuing to contribute, starting in Q1, we are feeling very good about margins.
With that said, I’m probably adding this for the SafeNet people who are listening to the call. We’re not satisfied with these margins, and we strongly believe that they can be better and are absolutely committed to getting them better.

Sean Jackson — Avondale Partners — Analyst
Okay. And also, on the ‘06 yearly guidance, the EPS range is very wide. Can you comment on the assumptions that you’re making for the $1.50 and the assumptions you’re making for the $1.95?

Ken Mueller — SafeNet — CFO
The key assumptions are expenses, are relatively the same, because most of our expenses are fixed. So because our margin is so high, most of the variability is on the nonclassified business. So when you take the 73, 74% times the revenue range I’m sure when you model it out will you come up with a similar kind of a pretty big range for EPS.

Sean Jackson — Avondale Partners — Analyst
Okay. But the $1.95 still does not include the [inaudible] product?

Ken Mueller — SafeNet — CFO
That’s right.

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call

Tony Caputo — SafeNet — Chairman, CEO
It does it not include the [inaudible] product. As Carole mentioned in her comments we do expect to bring that product to market this year. But we would like to have expectations in the market be that the product will be in the market by year end. And so we have built in no number for the product — no revenue number for the product at this point in time.

Sean Jackson — Avondale Partners — Analyst
Okay. All right. Thank you.

Tony Caputo — SafeNet — Chairman, CEO
You’re welcome.

Operator
Your next question comes from the line of Eric Suppiger from Pacific Growth. Please proceed.

Eric Suppiger — Pacific Growth Equities — Analyst
Good afternoon.

Greg Lamb — SafeNet — Director, IR
Hi, there.

Eric Suppiger — Pacific Growth Equities — Analyst
Just a quick follow up on the [Hacey] product. It was my impression that was coming in the middle of the year. Is that being delayed?

Tony Caputo — SafeNet — Chairman, CEO
Well, Eric, no, it’s not. What we have said about that product all along is we expect that it will come to market at about the same time in ‘06 as the KIV-7M came to market in ‘05. However, we brought the KIV-7M to market exactly when we predicted, and yet we observed that the street was very anxious about whether that product was going to make it this day or that day. And we don’t think it’s helpful to anyone to have that level of expectation set again.
The project is going very well. It’s led by—and managed and implemented by the same team that brought the KIV-7 to market, and their track record is terrific, so we are expecting terrific performance, but we think it’s better, from an investor point of view, to stay with the expectation at this point in time that the guidance that we have out there does not include the [Hacey] product.

Eric Suppiger — Pacific Growth Equities — Analyst
Okay. What about the ethernet products? Where are you in terms of delivering those?

Carole Argo — SafeNet — President, COO

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
The ethernet product, as a matter of fact, we did have already in our fourth quarter we did deliver our first—a few to someone in the Federal Government. The agency was in the Federal Government, during the fourth quarter. That product will be officially launched in the second quarter.

Eric Suppiger — Pacific Growth Equities — Analyst
Okay. Can you — Ken, can you give us the revenues by segment, the dollar amounts?

Ken Mueller — SafeNet — CFO
I’m sorry, for Q4, full year?

Eric Suppiger — Pacific Growth Equities — Analyst
Yes, for Q4.

Ken Mueller — SafeNet — CFO
Different than — okay. Want that again?

Eric Suppiger — Pacific Growth Equities — Analyst
Yes, if you would.

Ken Mueller — SafeNet — CFO
Revenue. Sorry. I gave the growth. Hold on a second.

Carole Argo — SafeNet — President, COO
I have it. I can give it here. For the rights management they did $55 million, for the year.

Eric Suppiger — Pacific Growth Equities — Analyst
For the quarter?

Carole Argo — SafeNet — President, COO
For the quarter, 16 million for rights management. Our OEM business did 6.6 million. Our classified business did 35.5. Our borderless business did 12.2. Well, I mean, we’re doing it between borderless and classified and high-speed. So 54.3. I guess you could figure out the difference.

Eric Suppiger — Pacific Growth Equities — Analyst
All right. And then, I’m sorry, what did you say cash from operations were again?

Ken Mueller — SafeNet — CFO
About 6 million.

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call

Eric Suppiger — Pacific Growth Equities — Analyst
Very good. Thank you.

Tony Caputo — SafeNet — Chairman, CEO
You’re welcome.

Operator
Your next question comes from the line of Chris Povis from Morgan Keegan. Please proceed.

Chris Povis — Morgan Keegan — Analyst
Good afternoon. I hate to go back to this, but could you just clarify what slipped out of this quarter in terms of the amount of revenue? I guess I understand there were two components, one was [inaudible] $1 million —

Tony Caputo — SafeNet — Chairman, CEO
Yes, there was about 5 million in revenue originally expected from civilian government agencies.

Chris Povis — Morgan Keegan — Analyst
Okay.

Tony Caputo — SafeNet — Chairman, CEO
So a total of six.

Chris Povis — Morgan Keegan — Analyst
A total of six. Okay. And I think it might be helpful if you could just kind of tell us what gross margin and EPS would have been if that 6 million had been in this quarter.

Tony Caputo — SafeNet — Chairman, CEO
Well, as Ken said, the gross margin for those products was at least — the overall for the non-mico was 74%. The revenue [rec.] items were very high margin. Probably if we were to calculate those products separately we would be in the high 70s.

Chris Povis — Morgan Keegan — Analyst
I can do the rest of the math.

Ken Mueller — SafeNet — CFO
4.5.

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call

Tony Caputo — SafeNet — Chairman, CEO
4 to 5 yes, 4 to 5 million, which translates into 10 plus 10, which gets you pretty close back to the guidance number.

Chris Povis — Morgan Keegan — Analyst
To the guidance, yes. And then another question. I know guidance has been something—already been talked about, but if you look at pushing 5 or 6 million into next year, it seems like you reduced guidance by about 20 million then? I mean, if that 5 or 6 had been in this year, so you’ll get a benefit next year, right?

Ken Mueller — SafeNet — CFO
Yes, I mean, really, it’s—the comment that Tony made is we don’t — we want to be conservative on the government business, more civilian based, because we’ve seen too much hesitation on some sales, not only for ourselves, but other companies, and, therefore, while you’re right, and we should get some of that revenue in, we’re also just taking it down slightly to make sure that we’re not vulnerable to any more government slow downs.

Chris Povis — Morgan Keegan — Analyst
Does that reduction in guidance reflect the fact that prior guidance may have included the [Hacey] product, and now it’s not?

Tony Caputo — SafeNet — Chairman, CEO
No.

Chris Povis — Morgan Keegan — Analyst
So prior guidance did not include that?

Tony Caputo — SafeNet — Chairman, CEO
No, it did not. We’ve been consistent on that point.

Chris Povis — Morgan Keegan — Analyst
I just wanted to clarify that. Thanks a lot.

Tony Caputo — SafeNet — Chairman, CEO
You’re welcome.

Operator
[OPERATOR INSTRUCTIONS] Your next question is a follow-up question from Phillip Winslow from Credit Suisse. Please proceed.

Phil Winslow — Credit Suisse First Boston — Analyst

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
Yes, just one quick housekeeping item for the model. Ken, in the non-GAAP that you give, how are you treating the convert as far as interest expense or share count, et cetera?

Ken Mueller — SafeNet — CFO
The share count on average for the year should be approximately 24.7 on average. And the convert interest we assume will be netted against the convert and — not the convert but the interest income we’re receiving from the money we have in the bank which actually is over and above what the convert coupon is. So we’re just assuming it’s net because we don’t know for sure if we’ll have all the cash or not. So I would assume that that’s just the net no difference, but the number of shares should come down, on average, about 24.7 compared to where we ended the quarter, a little over 25.

Phil Winslow — Credit Suisse First Boston — Analyst
All right. Great. Just out of curiosity what are you guys earning on your cash balances right now?

Ken Mueller — SafeNet — CFO
4.6%.

Phil Winslow — Credit Suisse First Boston — Analyst
Cool. Thanks, guys.

Operator
Your next question comes from the line of Craig Nankervis from First Analysis. Please proceed.

Craig Nankervis — First Analysis Securities — Analyst
Thanks. Several of my questions have been asked. I guess, Tony, on the civilian government side, can you just talk about how your caution is relatively a new dynamic and peculiar to the current government predicament, or is this something you’ve seen in the past that I didn’t really pick up on?

Tony Caputo — SafeNet — Chairman, CEO
Well, in this year in the fourth quarter, fourth quarter of 2005, Craig, it took the—Congress longer to approve a budget than I have ever seen. And it just seems to us that given that elections are coming up in the fall, there’s a likelihood that there could be a repeat. We’re all — we’re also all aware of the antagonism that seems to exist there. So our alternative was to take guidance down as we did, or that things will be better during a political season than they were during a non political season. I think it was pretty obvious that that’s not a good bet.

Craig Nankervis — First Analysis Securities — Analyst
And I may have missed this. I don’t know if Carole touched on this or not. On the core digital rights management, the high end—high-value software protection, did you discuss what that growth was specifically stripping out the newer acquisitions and the low end DRM stuff?

Carole Argo — SafeNet — President, COO

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
Well, we’re tracking the business as, we don’t split it out as a business, and really everything is combined, so this is a unified software protection strategy, which is not only using our media century to be able to monitor piracy, but also being able to use a combination of both hardware and software to be able to go in and offer solutions. So we really don’t split it out publicly.

Tony Caputo — SafeNet — Chairman, CEO
Effectively what we’ve done, Craig, is brought to market new products that we think are changing the game in this market segment. We’re the only Company that can walk into a major software company in China as Carole talked about earlier and say to them, not only can we protect your high end software with hardware keys, we can protect your low end software with our new rights management software product, and we can monitor the networks in China for piracy of your product and report to you on where your product is being pirated.
I’m kind of going on and on about this because I was personally involved in this transaction and concluded with the president of this company that we would create a partnership. And I know certainly that this unified software protection offering was the reason that we were able to displace our competitors.

Craig Nankervis — First Analysis Securities — Analyst
And can you offer any other sort of competitive color? Has the environment changed of late one way or the other as far as you see it, in DRM?

Tony Caputo — SafeNet — Chairman, CEO
Well, let me see. In the high end software market, where we sell tokens and our main competitor sells tokens, I don’t think that market has changed much. It’s still a single-digit growth market, usually high single digits, and that’s where we are.
The changes that — the real growth opportunity in DRM is outside that market segment. That market is very well served, and the customers who are seeking this technology are those who can’t afford a hardware key. And our uniqueness in this market is that we’ve brought to market solutions that can serve both the high — the extensive protection of the — the expensive software, excuse me, as well as inexpensive software, and then the other exciting event that’s taking place Carole referred to when she talked about British telecom is that customers are beginning to buy DRM technology to protect on-line downloads, which is what BP did, and that for us is a pure software sale, and it leads to very high margins.

Craig Nankervis — First Analysis Securities — Analyst
And I guess, lastly, on Eracom, can you just talk about how you’re seeing your ability to exploit the opportunity, why that was especially attractive to you and what you’re going to — what kind of growth you think you can do with that business going forward?

Tony Caputo — SafeNet — Chairman, CEO
Yes, this is a very exciting area. We — we see the market for high end, high security host attached or application level encryption appliances as being a significant growth market. What Eracom has done for us is bring us into a new segment — an additional segment of that market, which prior to Eracom we were not in. That segment is protection of financial transactions, like electronic funds transfer, ATM, automatic teller machine, PIN verification, and several other financial applications. These applications historically were done with proprietary authentication schemes that were either approved by Visa, MasterCard, the automatic teller machine networks, et cetera, and now these customers are beginning to move to open standards-based security implementations usually based upon PKI.
And we are just in a terrific position in this market. We love the market. We would like to — we will do a number of things to grow more in this market, because we see it as the future. Every time — think of it this way. Whenever an e-commerce transaction takes place, there is some device authenticating that transaction with encryption, and in high volume and high security applications, there is always a high security module in place. We have a strong market share in this market now. A team of people who really understand it, and are looking— we’re just very excited about this market.

Craig Nankervis — First Analysis Securities — Analyst

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Final Transcript
Feb. 02. 2006 / 5:00PM, SFNT — Q4 2005 SafeNet Earnings Conference Call
Thanks very much.

Tony Caputo — SafeNet — Chairman, CEO
you’re welcome.

Operator
[OPERATOR INSTRUCTIONS] I would now like to turn the call back over to Mr. Tony Caputo. Please proceed, sir.

Tony Caputo — SafeNet — Chairman, CEO
Ladies and gentlemen, we first of all again apologize for the delay in starting this call today, but most of all want to thank you for your continued interest in our Company. We’re excited about 2006, and look forward to talking with you about it further. Thanks very much. Good evening.

Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Good day.
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